Exhibit 10.4

BEHRINGER HARVARD HOLDINGS
SERVICE MARK LICENSE AGREEMENT

THIS SERVICE MARK LICENSE AGREEMENT (this “Agreement”) is made and entered into this      day of                       , 2008, (the “Effective Date”), by and between BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company (the “Licensor”), and BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation (the “Licensee”).

RECITALS

WHEREAS, Licensor is the owner of valid and subsisting rights in and to the service marks “BEHRINGER HARVARD” (U.S. Registration No. 2,947,624); and the “BEHRINGER HARVARD MISCELLANEOUS CIRCULAR DESIGN LOGO” (U.S. Registration No. 3,200,214) (referred to herein collectively as the “Licensed Mark”) and similar marks in a variety of design and words-only formats, both in the United States and in various foreign jursidictions; and

WHEREAS, of even date herewith, Behringer Harvard Multifamily Advisors I LP, a Texas limited partnership and an affiliate of Licensor (the “Advisor”), and Licensee have entered into an Advisory Management Agreement, pursuant to the terms of which Advisor will provide certain management and financial advisory services to Licensee in accordance with the terms and conditions thereof (the “Advisory Agreement”); and

WHEREAS, Licensor is a “sponsor” of Licensee, as that term is defined in the charter of Licensee; and

WHEREAS, for so long as Licensor desires to sponsor Licensee, Licensor desires to permit Licensee to utilize the Licensed Mark solely in connection with the operation and promotion of Licensee’s real estate business as intended to be conducted as of the Effective Date (the “REIT Operations”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the Advisory Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted by the parties to this Agreement, Licensor and Licensee mutually agree as follows:

AGREEMENTS

1.              Grant of License; Territory.

a.                                       Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee, for the period specified in Section 5 hereof, a non-exclusive, royalty-free, limited and nontransferable license to use the Licensed Mark solely for the purpose of identifying and promoting the REIT Operations worldwide.  In addition, each person or entity directly or indirectly controlled by Licensee on or after the Effective Date, either through the ownership of voting securities or otherwise (each such person or entity a “Licensee Subsidiary”), shall have all of the rights granted to Licensee in this Section 1(a), but only during such period that such person or entity is directly or indirectly controlled by Licensee, either through the ownership of voting securities or otherwise.  Any reference in this Agreement to use of the Licensed Mark by or other actions of Licensee shall be deemed to include use of the Licensed Mark by or other actions of any Licensee Subsidiary during such period that such Licensee Subsidiary is directly or indirectly controlled by Licensee, either through the ownership of voting securities or otherwise.

b.                                      Licensor expressly reserves all rights with respect to the Licensed Mark not expressly granted herein.  Except as provided in Section 1(a) with respect to a Licensee Subsidiary, Licensee shall have no right to sublicense the use of the Licensed Mark to any other person or entity without the prior written consent of Licensor, which may be withheld or granted in Licensor’s sole and absolute discretion.

2.              Acknowledgement of Ownership.

a.                                       Licensee acknowledges the great value of the goodwill associated with the Licensed Mark and the ownership of the Licensed Mark by Licensor.  Licensee agrees that nothing in this Agreement shall give Licensee any right, title, or interest in or to the Licensed Mark other than the rights granted the Licensee in accordance with this Agreement.  Licensee further acknowledges that all goodwill arising from the ownership and use of the Licensed Mark (as distinguished from any enhancement of value to Licensee’s business arising from the license granted hereunder) shall inure exclusively to the benefit of Licensor.  All artwork, designs, stylized logotypes or other presentation materials whatsoever including the Licensed Mark or any elements thereof, and all copies and extracts thereof shall, notwithstanding their invention or use by Licensee, be and remain the sole property of Licensor.  Nothing in this Agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Licensed Mark or from utilizing the Licensed Mark, or any variation thereof, in any manner whatsoever.

b.                                      Licensee agrees that it shall not attack the title of Licensor to the Licensed Mark, the validity of the Licensed Mark, or the validity of this Agreement.  Licensee further agrees that it shall not at any time commence any opposition or cancellation proceeding regarding the Licensed Mark, or any other mark of Licensor, with the U.S. Patent and Trademark Office or any other agency that registers trademarks, commence any civil proceeding for damages or injunctive relief or make any other legal claim that would, directly or indirectly, hinder the value of or the Licensor’s ownership or use of the Licensed Mark or prevent the U.S. Patent and Trademark Office or any other agency that registers trademarks from issuing a trademark registration to Licensor for the Licensed Mark, or any variations thereof, or from renewing any trademark registration for the Licensed Mark, or any variations thereof.

c.                                       Licensee shall not register or attempt to register the Licensed Mark alone or as part of its own trademark, service mark, Internet domain name, copyright, assumed name or trade name (except as may be otherwise required by applicable law in connection with Licensee’s REIT Operations during the term of this Agreement), nor shall Licensee use in such manner or attempt to register any name or designation confusingly similar to the Licensed Mark as determined in Licensor’s sole and absolute discretion.

d.                                      Licensee may not use the Licensed Mark in any manner to disparage Licensor, its products or services, or in any manner which, in Licensor’s reasonable judgment, may diminish or otherwise damage Licensor’s goodwill in the Licensed Mark or Licensor’s business reputation.

e.                                       The provisions of this Section 2 shall survive the expiration or termination of this Agreement for any reason.

3.              Quality Control.

a.                                       Licensee shall use the Licensed Mark solely as permitted in Section 1(a) above in a manner that will reasonably protect Licensor’s rights and goodwill therein, and will comply with all reasonable and customary trademark usage guidelines delivered to Licensee by Licensor from time to time, including those regarding the use of notices, legends, or markings that may be required by Licensor in order to give customary notice of ownership, including those provided in Section 4 hereof.

b.                                      Licensee shall, upon Licensor’s reasonable request: (i) permit Licensor to inspect the manner in which the Licensee exercises the rights granted hereunder to use the Licensed Mark, and (ii) make available for Licensor’s inspection, at reasonable times and after reasonable notice from Licensor, all of Licensee’s materials relating to or displaying the Licensed Mark or any elements thereof.

c.                                       Licensee agrees that the products and/or services offered in connection with the Licensed Mark shall be sold and/or distributed in accordance with all Federal, State and local laws.

d.                                      If at any time the Licensee’s promotional materials, documents or signage bearing the Licensed Mark do not meet the quality standards described in this Section 3, Licensor shall have the right to require the Licensee to discontinue any and all such nonconforming uses of the Licensed Mark immediately upon notice whereupon Licensee agrees to use its best efforts to cease all such nonconforming uses immediately.

4.                                 Protection of Licensed Mark.

a.                                       Each time the Licensed Mark is used on any product, document, signage, exterior display or other printed or tangible material or on the Internet, Licensee shall legibly include either the trademark or service mark notice “TM” or “SM”, as appropriate, or the Federal registration notice ®, if directed to do so by Licensor, adjacent to the first prominent use of the Licensed Mark therein or thereon.

b.                                      When directed by Licensor to do so, Licensee shall include the following notice on any packaging, product, advertising, or promotional materials incorporating the Licensed Mark presented in any medium now known or hereafter created:

“BEHRINGER HARVARD” is a service mark of Behringer Harvard Holdings, LLC.

c.                                       Licensee agrees to provide Licensor with such assistance as Licensor may reasonably require, at Licensor’s expense, in the procurement of any protection of Licensor’s rights to the Licensed Mark, or any similar mark.

d.                                      Licensee agrees that at all times during the term of this Agreement it will diligently and continuously cause to be promoted and rendered the REIT Operations as set forth in Section 1 hereof.  Licensor shall not be under any obligation whatsoever to utilize the Licensed Mark or any variation thereof.

5.                                 Term.

This Agreement shall continue in force and effect from the Effective Date and shall be coterminous with the Licensor’s sponsorship of Licensee, unless terminated earlier as provided for herein.  For purposes of the preceding sentence, Licensor’s sponsorship shall be deemed to continue until such time that no Affiliate (as that term is defined in the Advisory Agreement) of Licensor serves as an officer or director of Licensee.

6.                                 Termination.

a.                                             If Licensee breaches or otherwise fails to perform any of its obligations hereunder, Licensor shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to Licensee, but only in the event such failure of performance is not cured to Licensor’s satisfaction within such thirty (30) day period.  Such termination of this Agreement shall be without prejudice to any rights or remedies that Licensor may otherwise have against Licensee, which rights and remedies shall survive any such termination.

b.                                      If at any time during the term of this Agreement Licensee ceases to conduct the REIT Operations under the Licensed Mark, Licensor, in addition to all other remedies available to it hereunder, may immediately terminate this Agreement by giving written notice of termination to Licensee.

c.                                       If Licensee files a petition in bankruptcy or is adjudicated bankrupt or if a petition in bankruptcy is filed against Licensee or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee liquidates or discontinues its business or if a receiver is appointed for it or its business, the license hereby granted and this Agreement shall automatically terminate forthwith without any notice whatsoever being necessary.  In the event this Agreement is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sublicense, sell, exploit or in any way deal with or in or use the Licensed Mark or any variation thereof, except with and under the special consent and instructions of Licensor in writing, which they shall be obligated to follow.

d.                                      Upon termination of this Agreement for any reason, Licensee agrees:  (i) to, within a reasonable time but not to exceed ninety (90) days, discontinue all use of the Licensed Mark and any name confusingly similar thereto; (ii) to, within a reasonable time but not to exceed ninety (90) days, delete, remove or cover-over all references to the Licensed Mark, or any confusingly similar variation thereof, in all of Licensee’s printed materials, signage or other exterior displays, and on the Internet; (iii) to not thereafter, directly or indirectly, identify itself in any manner as a licensee of Licensor or publicly identify itself as a former licensee of Licensor; (iv) to cooperate generally with Licensor to ensure that all rights in the Licensed Mark and the related goodwill remain the property of Licensor and to execute any instruments requested by Licensor to accomplish or confirm the foregoing; (v) that all rights granted to Licensee hereunder shall forthwith revert to Licensor without consideration other than the mutual covenants and considerations of this Agreement, and without notice; (vi) to cease to conduct any business, including, without limitation, the REIT Operations, under or to otherwise use the names “HARVARD” or “BEHRINGER” or any confusingly similar terms and to use its best efforts to change the corporate name of Licensee to a name that does not contain the terms “HARVARD” or “BEHRINGER” or any confusingly similar terms which may, directly or indirectly in the sole discretion of Licensor, indicate a continuing relationship between, or sponsorship of, Licensee by Licensor or any of Licensor’s Affiliates; and (vii) to deliver to Licensor within fifteen days from the date of termination any and all artwork, designs, stylized logotypes or other electronic or intangible presentation materials whatsoever including the Licensed Mark or any elements thereof prepared by or for Licensee, and all copies and extracts thereof.

e.                                       Licensee acknowledges that its failure to cease the use and display of the Licensed Mark, or any variation thereof, upon the termination or expiration of this Agreement will result in immediate and irremediable damage to Licensor and to the rights of any current or subsequent licensee.  Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease such use, and Licensee agrees that in the event of such failure Licensor shall be entitled to equitable relief by way of temporary and permanent injunction and temporary restraining order and such other further relief as any court with jurisdiction may deem just and proper.  Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which Licensor is entitled under this Agreement or otherwise.

7.                                  Third-Party Infringement Proceedings.

Licensee agrees to promptly notify Licensor of any unauthorized use of the Licensed Mark or any confusingly similar variation thereof by third parties of which Licensee becomes aware.  Licensor shall have the sole right to pursue through negotiations, litigation, or other dispute resolution procedure (“Litigation Rights”) any and all of its rights in the Licensed Mark against any third party.  Licensor’s exercise of such Litigation Rights shall be in its sole discretion and shall be at its sole cost.  Licensor shall have no duty to defend Licensee or itself or pursue any actual infringement arising out of any actions by a third party.  All recoveries received by Licensor in pursuing its Litigation Rights, if any, shall be the sole property of Licensor.

8.                                      Representations and Warranties.

a.                                       Licensor represents and warrants that this Agreement will not violate any prior licenses or rights to use the Licensed Mark granted by Licensor to any third party.

b.                                      Each party hereto hereby represents and warrants to the other that such party has the corporate, company or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate, company or partnership action.

9.                                      Indemnification.

                                                Licensee hereby agrees to indemnify and hold Licensor harmless from and against any and all claims, suits, liabilities, judgments, and expenses, arising at law or in equity, attributable, in whole or in part, to: (i) the Licensee’s use of the Licensed Mark in violation of this Agreement or of any trademark usage guidelines provided to Licensee by Licensor; or (ii) the marketing, promotion, advertisement, distribution, or sale by Licensee of any product or service under the Licensed Mark.  Moreover, Licensee hereby further agrees to tender to Licensor the defense of any and all such claims, actions and lawsuits that may be brought against Licensor arising out of, or related to, the wrongful use of the Licensed Marks by the Licensee and the Licensee shall pay all fees and expenses (including all reasonable attorneys’ and expert witnesses’ fees and costs of suit) incurred in connection with defending all of these claims, actions and lawsuits; provided that Licensee shall have no obligation to pay any fees or expenses for claims, actions and lawsuits brought by a third party against the Licensor claming that the Licensed Mark violates or infringes upon the rights of the third party.  Licensor shall control such defense with counsel of its choice, however, Licensee shall have the right to participate in such defense at its own cost and expense and Licensee shall provide reasonable cooperation to Licensor and its counsel with respect thereto; provided that in no event may Licensor settle any claim, action or lawsuit in which the Licensee or a Licensee Subsidiary is a named defendant without the consent of the Licensee.  Licensor shall also have the independent right to take any action it may deem necessary, in its sole discretion, to protect and defend itself against any threatened action arising out of the business of Licensee or any actions or activity by Licensee, including Licensee’s use of the Licensed Mark or any goods or services distributed or sold under the Licensed Mark.  Notwithstanding the foregoing, Licensee’s exculpation and indemnification obligations hereunder as well as Licensee’s obligations with respect to the advancement of expenses, shall be limited as provided in its charter.

10.                               Limitation of Liability

Licensor shall not be liable to Licensee for lost profits, lost business opportunities, or any other indirect, special, punitive, incidental or consequential damages arising out of or related to this Agreement, even if Licensor has been advised of the possibility of such damages.  The provisions of this Section 10 shall survive the termination of this Agreement for any reason.

11.                               Miscellaneous

a.                                       Assignment.  Licensee shall neither assign any of its rights under this Agreement nor delegate any of its duties hereunder to another person or legal entity without the prior written consent of Licensor, which may be withheld in Licensor’s sole discretion.  Any attempt to assign or delegate this Agreement, or any of the rights, licenses or duties set forth herein, shall be void ab initio and convey no rights or interests in the Licensed Mark.  Licensor shall have the right, in its sole discretion, to assign any of its rights or duties under this Agreement and all of its right, title, and interest in the Licensed Mark to another person or legal entity.  Notwithstanding anything to the contrary herein, this Section 11(a) shall not limit the rights granted in Section 1(a) with respect to a Licensee Subsidiary.

b.                                      Notices.  All notices or other communications required or permitted to be given by either party hereto to the other party under this Agreement shall be in writing and shall be sent by United States Mail, certified or registered, postage prepaid, return receipt requested or by an internationally recognized overnight carrier, in each case addressed to the party to be notified as follows:

(i) to Licensee at the address set forth in the Advisory Agreement, as the same may be modified as provided therein; and

(ii) to Licensor:

Behringer Harvard Holdings, LLC

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

Attention:

Gerald J. Reihsen III

Executive Vice President Corporate

Development and Legal

With a copy to (which shall not constitute notice):

Stephen L. Sapp, Esq.

Locke Lord Bissell & Liddell LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

Notice delivered by mail shall be deemed given on the third Business Day after being deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed.  Notice given by overnight courier shall be deemed given upon receipt by the recipient of notice.  Licensor may change the address for notice specified herein by providing written notice to Licensee as set forth herein.

c.                                       Independent Contractors.  The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors.  Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

d.                                      Attorneys’ Fees.  In the event of any action, suit, or proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive its costs, expert witness fees, and reasonable attorneys’ fees and expenses, including costs and fees on appeal.

e.                                       Waivers, Cumulative Remedies and Amendments.  This Agreement may be amended, modified, superseded, or canceled, and the terms and conditions hereof may be waived only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right hereunder, nor any single or partial exercise of any rights hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder.  Unless expressly set forth herein to the contrary, either party’s election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise and all such remedies shall be deemed to be cumulative.

f.                                         Approval.  Any approval given by Licensor to Licensee under the terms of this Agreement shall not constitute a waiver of any of Licensor’s rights or Licensee’s duties under any provision of this Agreement, other than with respect to the provision for which such specific approval was provided, subject to the other provisions hereof.

g.                                      Survival.  Upon the termination of this Agreement for any reason, those Sections that by their express terms or which by their nature should be deemed to survive the termination of this Agreement shall survive the termination of this Agreement.

h.                                      Governing Law and Validity.  The parties agree that the laws of the State of Texas shall govern the interpretation and enforcement of this Agreement, without giving effect to choice of law rules.  If any provision of this Agreement is held to be void, invalid or inoperative, such event shall not affect any other provisions herein, which shall continue and remain in full force and effect as though such void, invalid or inoperative provision had not been a part hereof.

i.                                          Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the Licensed Mark and related subject matter and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to such matters.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

LICENSOR:

BEHRINGER HARVARD HOLDINGS, LLC

By:
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Secretary

LICENSEE:

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

By:
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Secretary